Exhibit 99.1

–	Strengthens Leadership Position in Global Tire Industry

–	Combines Two Complementary Brand Portfolios with a Comprehensive Offering Across the Value Spectrum

–	Provides Significant, Immediate and Long-Term Financial Benefits

–	Opportunity to Create Additional Value from Manufacturing and Distribution

–	Increases Scale to Support Investments in New Mobility and Fleet Solutions

Akron, OH – June 7, 2021

The Goodyear Tire & Rubber Company (Nasdaq: GT) today announced that it has completed its acquisition of Cooper Tire & Rubber Company, finalizing the merger agreement made public on February 22. The combination unites two leading tire companies with complementary product portfolios, services and capabilities to create a stronger U.S.-based leader in the global tire industry. The combined company will offer more options across the value spectrum making it easier for customers and consumers to choose Goodyear- and Cooper-branded tires.

“We are excited to officially bring Goodyear and Cooper together and unite our shared focus on customers, innovation and high-quality products and solutions. This combination strengthens Goodyear’s ability to serve more consumers globally and provides increased scale to support greater investments in new mobility and fleet solutions,” said Richard J. Kramer, Goodyear chairman, chief executive officer and president.

Bringing Goodyear and Cooper together is expected to:

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Strengthen Goodyear’s Leading Position in Global Tire Industry. The acquisition further strengthens Goodyear’s leading position in the U.S., while significantly growing its position in other North American markets. In China, the combination nearly doubles Goodyear’s presence and increases the number of relationships with local automakers, while creating broader distribution for Cooper replacement tires through Goodyear’s network of 2,500 branded retail stores.

•

Combine Two Complementary Brand Portfolios with a Comprehensive Offering across the Value Spectrum. The combined company will have the opportunity to leverage the strength of Goodyear original equipment and premium replacement tires, along with the mid-tier power of the Cooper brand, which has particular strength in the light truck and SUV segments.

•	Provide Significant, Immediate and Long-Term Financial Benefits:

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Synergies and Tax Benefits. Goodyear expects to achieve approximately $165 million in run-rate cost synergies within two years. The majority of the cost synergies will be related to overlapping corporate functions and realizing operating efficiencies. In addition, the combination is expected to generate net present value of $450 million or more by utilizing Goodyear’s available U.S. tax attributes. These tax attributes are expected to reduce the company’s cash tax payments, positioning it to generate additional free cash flow. The expected cost synergies do not include manufacturing-related savings.

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Earnings and Balance Sheet. The acquisition is expected to be accretive to earnings per share within the first full year following closing, modestly improves Goodyear’s balance sheet position and enhances the company’s ability to de-lever.

•

Create Additional Value from Manufacturing and Distribution. Opportunities for expansion of select Cooper facilities are expected to increase capital efficiency and flexibility. Additional revenue growth opportunities are expected to result from the addition of the Cooper brand to Goodyear’s global distribution network.

•

Increase Scale to Support Investments in New Mobility and Fleet Solutions. As an industry leader in the U.S., the combined company will offer tire products and a broad selection of services through Goodyear’s relationships with traditional and emerging original equipment manufacturers; autonomous driving system developers; new and established fleet operators; and other mobility platforms.

With complementary business models, organizational structures and distribution channels, Goodyear will integrate the best of Goodyear and Cooper in order to benefit its shareholders, customers, consumers and employees.

As a result of the closing, Cooper’s common stock will cease to be traded on the New York Stock Exchange.

About The Goodyear Tire & Rubber Company

Goodyear is one of the world’s largest tire companies. It employs about 72,000 people and manufactures its products in 54 facilities in 23 countries around the world. We strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding the transaction between The Goodyear Tire & Rubber Company (“Goodyear”) and Cooper Tire & Rubber Company (“Cooper”), including any statements regarding the expected benefits of the potential transaction (including anticipated annual run-rate operating and other cost synergies and anticipated accretion to return on capital employed, free cash flow and earnings per share), projected financial information, future opportunities, and any other statements regarding Goodyear’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on schedule,” “on track,” “is slated,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential” and similar expressions. All such forward-looking statements are based on current expectations of Goodyear’s management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the effects of disruption to Goodyear’s or Cooper’s respective businesses; the effect of this communication on Goodyear’s stock price; the effects of industry, market, economic, political or regulatory conditions outside of Goodyear’s control; transaction costs; Goodyear’s ability to achieve the benefits from the proposed transaction,

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including the anticipated annual run-rate operating and other cost synergies and accretion to return on capital employed, free cash flow and earnings per share; Goodyear’s ability to promptly, efficiently and effectively integrate acquired operations into its own operations; unknown liabilities; and the diversion of management time on transaction-related issues. Other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth under the heading “Risk Factors” on the companies’ Annual Reports on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Goodyear assumes no obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts

Investors / Analysts

Nick Mitchell

Senior Director Investor Relations

nicholas_mitchell@goodyear.com

(330) 796-5512

Media

Doug Grassian

Director Global External and Digital Communications

doug_grassian@goodyear.com

(330) 796-3855

or

Sard Verbinnen & Co

Andrew Cole / Jenny Gore / Warren Rizzi

goodyear-svc@sardverb.com

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